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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan of our report dated January 29, 2001, with respect to the consolidated financial statements of LifePoint Hospitals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                    /s/ Ernst & Young LLP

Nashville, Tennessee
June 14, 2001